Exhibit 10.6

FIRST AMENDMENT TO THE
TYSON FOODS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND LIFE INSURANCE PREMIUM PLAN
(AS AMENDED AND RESTATED AS OF JANUARY 1, 2017)

THIS FIRST AMENDMENT is made on this 16 day of November, 2017, by TYSON FOODS, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004 and as most recently amended and restated as of January 1, 2017;

WHEREAS, the Company now wishes to amend the Plan primarily to freeze the accrual of additional benefits under the Plan for all existing participants and to preclude the addition of any new participants, all of which is to be effective as of December 31, 2018; and

WHEREAS, the Board of Directors of the Company has authorized and duly approved the adoption of the amendments provided for herein.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of December 31, 2018, as follows:

1.    By adding new Subsection (d) to Section 2.8, as follows:

“(d)    Notwithstanding anything to the contrary contained in the Plan, no Compensation earned for any period after December 31, 2018 shall be taken into consideration for any Plan purpose, other than Section 8.7.”

2.    By adding new Subsection (e) to Section 2.10, as follows:

“(e)    Notwithstanding anything to the contrary contained in the Plan, no Creditable Service shall be earned for any period after December 31, 2018 for any Plan purpose.”

3.    By deleting Section 2.16 in its entirety and by substituting therefor the following:

“2.16    ‘Final Average Compensation’ means the average annual Compensation of a Participant measured over the final five (5) consecutive, whole calendar years during the Participant’s entire period of Creditable Service, but in no event for any period after December 31, 2018. If a Participant has less than five (5) consecutive, whole calendar years of Creditable Service, Final Average Compensation shall be computed over all such years.”

4.    By deleting Section 2.23 in its entirety and by substituting therefor the following:

“2.23    ‘Participant’ means any Active Participant, Inactive Participant or Retired Participant.

(a)“Active Participant” means an Eligible Contracted Officer of a Plan Sponsor from the time participation in the Plan begins pursuant to Section 3.1 until the earliest of the following dates:

Exhibit 10.6

(1)    the date the Participant retires and is entitled to SERP retirement benefits under Section 4,

(2)    the date the Participant becomes an Inactive Participant prior to December 31, 2018,

(3)    the date the Participant experiences a Separation from Service (regardless of the reason) prior to becoming entitled to SERP retirement benefits under Section 4, except as otherwise provided in Section 9.5,

(4)    the date the Participant ceases to be an Active Participant by reason of an event described in Section 9.3 or 9.5 prior to December 31, 2018; or

(5)    December 31, 2018, when any remaining Active Participant becomes an Inactive Participant.

Notwithstanding the foregoing, if an Active Participant is placed on an approved leave of absence, as defined by the Plan Administrator from time to time under uniform and nondiscriminatory rules, and, at the date of such change in status, the Participant has a Nonforfeitable right to his or her SERP retirement benefit, the Plan Administrator may provide for continuation of the Participant’s status as an Active Participant in the Plan notwithstanding any provision of this Section 2.23 to the contrary, but not beyond December 31, 2018.

(b)‘Inactive Participant’ means any Participant who has not become a Retired Participant and who (1) was an Inactive Participant as of December 31, 2018, whether or not he or she had a Nonforfeitable right to his or her SERP retirement benefits immediately prior to December 31, 2018, or (2) was an Active Participant whose Active Participant status terminated solely by reason of Section 2.23(a)(5). As of December 31, 2018, an Inactive Participant shall be deemed to have eligible a Nonforfeitable right to his or her SERP retirement benefits, whether or not he or she had a Nonforfeitable right prior to such date.

(c)‘Retired Participant’ shall mean either (1) an Active Participant who retired on or before December 31, 2018 after meeting the requirements for a Normal, Early or Disability Retirement Allowance under Section 4 or (2) an Inactive Participant who has satisfied or satisfies the requirements for a Normal, Early or Disability Retirement Allowance under Section 4 prior to becoming, or during his or her status as, an Inactive Participant and who subsequently retires.”

5.    By adding new Subsection (f) to Section 2.31, as follows:

“(f)    Notwithstanding anything to the contrary contained in the Plan, no Vesting Service shall be earned for any period after December 31, 2018 for any Plan purpose.”

6.    By deleting Sections 3.1 through 3.5 in their entirety and by substituting therefor the following:

“3.1    Commencement of SERP Participation.

(a)    Each Eligible Contracted Officer shall commence participation in the SERP as an Active Participant as of the later of March 12, 2004 or the effective date that the Contracted Officer first becomes an Eligible Contracted Officer. An Active Participant who ceases to qualify as an Active Participant shall recommence participation in the Plan as an Active

Exhibit 10.6

Participant if the individual again satisfies the criteria for being an Active Participant. Recommencement of participation as an Active Participant shall be prospective only unless prior non-contiguous Creditable Service and corresponding Compensation is to be recognized either in accordance with Section 3.5 or at the discretion of the Plan Administrator pursuant to, respectively, Sections 2.8(b) and (c) and Section 2.10(d).

(b)    Notwithstanding the provisions of Subsection (a) above, (i) no Eligible Contracted Officer may commence participation for the first time as a Participant in the SERP on or after December 31, 2018; and (ii) no Eligible Contracted Officer may recommence participation as a Participant in the SERP after December 31, 2018.

3.2    Commencement of LIP Participation.

(a)    An Active Participant is eligible for LIP benefits if he or she timely applies for and is issued a policy on his or her life of a type and by an insurer designated by the Plan Administrator effective as of the date of coverage indicated by such policy. Notwithstanding the foregoing, an Active Participant shall not be eligible for LIP benefits if he or she first commenced, or an Inactive Participant recommenced, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014.

(b)    Notwithstanding the provisions of Subsection (a) above, (i) no Eligible Contracted Officer may commence participation for the first time as a Participant for purposes of the LIP benefit on or after July 1, 2014; and (ii) effective December 31, 2018, only Inactive Participants, determined as of that date, who are otherwise eligible for a LIP benefit in accordance with the Subsection (a) above and who remain continuously in the employ of the Company thereafter shall continue to be eligible for LIP benefits.

3.3    Termination of SERP Participation and Forfeiture of SERP Retirement Benefits. When a Participant ceases to be an Active Participant, he or she shall cease to be a Participant unless the Participant becomes and remains an Inactive Participant or becomes a Retired Participant. An Inactive Participant who did not forfeit his or her SERP retirement benefits prior to December 31, 2018 shall be deemed vested in his or her SERP retirement benefit as of that date to the extent accrued as of that date. A Retired Participant shall remain a Participant until his or her date of death, unless his or her Nonforfeitable benefits are forfeited pursuant to Section 6.3 or 8.5.

3.4    Termination of LIP Participation.

(a)    A Participant who is otherwise eligible for LIP benefits pursuant to Section 3.2 shall remain a Participant under the LIP portion of the Plan through the policy anniversary date immediately following his or her Separation from Service, unless:

(1)    his or her otherwise Nonforfeitable benefits are forfeited pursuant to Section 8.5;

(2)    the policy issued to the Participant, as contemplated by Section 3.2, is surrendered, modified or exchanged by the Participant or the Participant causes a diminution in the policy’s cash surrender value by withdrawing from, or borrowing against, the policy; or

(3)    the Participant refuses or neglects to cooperate with the Plan Sponsor in its efforts to confirm whether any circumstances described in Section 3.4(a)(2) exist.

Exhibit 10.6

(b)    As a condition to participation, or continued participation, in the Plan, a Participant who is otherwise eligible for LIP benefits shall be required to reimburse the Plan Sponsor for the reimbursable portion of any premium paid on the policy issued to the Participant in connection with his or her participation in the Plan if the Participant experiences a Separation from Service within one (1) year of his or her original date of hire with the Company or any Affiliate.

3.5    Inactive Participant.

(a)For purposes of Sections 4.2(a)(1) and 4.2(b)(1), no increase in SERP retirement benefits shall be attributed to Compensation paid or for services rendered during the period of time that a Participant is classified as an Inactive Participant. In addition, any Compensation paid or services rendered during any period of time prior to December 31, 2018 when an Inactive Participant was an Active Participant shall be disregarded, except as provided below:

(1)    Eligible Contracted Officer to Ineligible Contracted Officer. An Active Participant who ceases to be an Eligible Contracted Officer but who continues to be a Contracted Officer shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1).

(2)    Eligible Contracted Officer to Not a Contracted Officer. An Active Participant who ceases to be a Contracted Officer before re-qualifying as an Active Participant shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1), provided he or she returns to an Eligible Contracted Officer position within five (5) years from losing that status.

(b)Special Crediting by Plan Administrator. Compensation and Creditable Service shall be recognized to the extent expressly awarded to an Inactive Participant by the Plan Administrator pursuant to Sections 2.8(c) and 2.10(d).

(c)Section 9.3/9.5 Events. Notwithstanding the other limiting provisions of this Section 3.5, a Participant who has his or her Active Participant status terminated solely by reason of Section 2.23(a)(4) shall be subject to the general provisions of the Plan, as expressly modified by Section 9.3 or 9.5, as applicable.

(d)Notwithstanding any other provision of this Section 3.5, no Participant shall receive credit for Compensation earned or Creditable Service performed for any period of time after December 31, 2018.”

7.    By deleting Section 4 in its entirety and by substituting therefor the following:

“SECTION 4
SERP BENEFITS

4.1    Nonforfeitable Right to SERP Benefits.

(a)(i)    Prior to December 31, 2018, an Active Participant or Inactive

Exhibit 10.6

Participant who attains Normal Retirement Age and who is then a Contracted Officer shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Sections 6.3 and 8.5, and may retire and receive payment of a Normal Retirement Allowance under the SERP. Payment of the Normal Retirement Allowance shall be made in accordance with Section 4.1(e).

(ii)    Effective December 31, 2018, all Inactive Participants who are Contracted Officers as of such date, including Active Participants then becoming Inactive Participants, shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Sections 6.3 and 8.5, and may retire on or after attaining Normal Retirement Age and receive payment of a Normal Retirement Allowance in accordance with Section 4.1(e).

(b)(i)    Prior to December 31, 2018, an Active Participant or Inactive Participant who has attained age 55 (or any earlier age as may be authorized in writing by the Plan Administrator in its sole discretion on a case-by-case basis) and whose combination of age (including completed whole calendar months of age) and years of Vesting Service equal or exceed 70 and who is then a Contracted Officer shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Sections 6.3 and 8.5, and may retire prior to Normal Retirement Age and receive payment of an Early Retirement Allowance under the SERP. Payment of the Early Retirement Allowance shall be made in accordance with Section 4.1(e).

(ii)    Effective December 31, 2018, all Inactive Participants who are Contracted Officers as of such date, including Active Participants then becoming Inactive Participants, may retire prior to Normal Retirement Age and receive payment of an Early Retirement Allowance. Payment of the Early Retirement Allowance shall be made in accordance with Section 4.1(e).

(c)Subject to this Section 4.1(c), an Active Participant or an Inactive Participant who is then a Contracted Officer and who has become subject to a Disability prior to earning a Nonforfeitable right to benefits under either Section 4.1(a) or (b) above shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Sections 6.3 and 8.5, and may retire prior to Normal Retirement Age and receive payment of a Disability Retirement Allowance under the SERP. Payment of the Disability Retirement Allowance shall be made in accordance with Section 4.1(e). Notwithstanding the foregoing, an Active Participant who first commences, or an Inactive Participant who recommences, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014, shall not be eligible for a Disability Retirement Allowance. Effective December 31, 2018, Participants retiring on and after such date shall no longer be eligible for a Disability Retirement Allowance.

(d)A Participant who does not become entitled to payments pursuant to Section 4.1(a), (b) or (c) shall not be entitled to any SERP retirement benefits under the Plan.

(e)Payment of the Normal Retirement Allowance, Early Retirement Allowance or Disability Retirement Allowance, as applicable, to a Participant who is otherwise entitled to such an allowance shall commence within the first ninety (90) days of the calendar year immediately following the calendar year in which the Participant actually experiences a Separation from Service and successive payments shall be made during the same ninety (90)-

Exhibit 10.6

day period in each subsequent calendar year for as long as the annuity form of payment in effect under Section 5 requires.

4.2    Amount of Normal Retirement Allowance.

(a)The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who was an Eligible Contracted Officer before January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)    (i)    2% of the Participant’s Final Average Compensation multiplied by the most recent five years of the Participant’s Creditable Service (or if the Participant has less than five years of Creditable Service, 2% of the Participant’s Final Average Compensation multiplied by the Participant’s total Creditable Service); plus

(ii)    if the Participant has more than five years of Creditable Service, 1% of the Participant’s Final Average Compensation multiplied by the Participant’s years of Creditable Service in excess of five.

(2)    If the Participant has at least twenty (20) years of Vesting Service, an amount equal to the annual premium due and payable by the Plan Sponsor under the life insurance policy described under Section 6.1; otherwise $0; provided, however, for retirements effective on and after December 31, 2018, the amount shall be equal to the annual premium due and payable by the Plan Sponsor under the life insurance policy described under Section 6.10, without regard to the Participant’s years of Vesting Service.

(3)    If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(a)(2) above; otherwise, $0; provided, however, for retirements effective on and after December 31, 2018, the amount shall be equal to forty-one percent (41%) of the amount determined under Section 4.2(a)(2) above, without regard to the Participant’s years of Vesting Service.

Notwithstanding the foregoing, the Normal Retirement Allowance of a Participant whose SERP retirement benefit is calculated pursuant to this Section 4.2(a) and (A) who first commenced participation in the Plan on or after July 1, 2014; or (B) who, as an Inactive Participant, recommenced participation in the Plan on or after July 1, 2014, but prior to December 31, 2018, shall be determined solely by the computation under Section 4.2(a)(1).

(b)The annual Normal Retirement Allowance under the SERP for a Participant who has a Nonforfeitable right to such an allowance pursuant to Section 4.1 and who first became an Eligible Contracted Officer on or after January 1, 2002 shall be equal to the greater of (1) or (2) below plus (3):

(1)    1% of the Participant’s Final Average Compensation multiplied by the Participant’s years of Creditable Service; or

(2)    If the Participant has at least twenty (20) years of Vesting Service, an amount equal to the annual premium due and payable by the Plan Sponsor under the life insurance policy described under Section 6.1; otherwise $0; provided, however,

Exhibit 10.6

for retirements effective on and after December 31, 2018, the amount shall be equal to the annual premium due and payable by the Plan Sponsor under the life insurance policy described under Section 6.10, without regard to the Participant’s years of Vesting Service.

(3)    If the Participant has at least twenty (20) years of Vesting Service, forty-one percent (41%) of the amount determined under Section 4.2(b)(2) above; otherwise, $0; provided, however, for retirements effective on and after December 31, 2018, the amount shall be equal to forty-one percent (41%) of the amount determined under Section 4.2(b)(2) above, without regard to the Participant’s years of Vesting Service.

Notwithstanding the foregoing, the Normal Retirement Allowance of a Participant whose SERP retirement benefit is calculated pursuant to this Section 4.2(b) and (A) who first commenced participation in the Plan on or after July 1, 2014; or (B) who, as an Inactive Participant, recommenced participation in the Plan on or after July 1, 2014, but before December 31, 2018, shall be determined solely by the computation under Section 4.2(b)(1).

(c)    The Normal Retirement Allowance of a Participant shall be determined annually as of each December 31st through and until December 31, 2018.

(d)    Notwithstanding the provisions of Sections 4.2(a)(2) and 4.2(b)(2), with respect to any Participant who was an Active Participant as of December 31, 2012, for retirements occurring prior to December 31, 2018, the Plan Administrator may exercise its discretion to adjust the amount determined pursuant to either such provision to reflect the historical methodology used previously by the Plan Administrator to determine the amount under Section 4.2(a)(2) or 4.2(b)(2), as applicable.

(e)    Notwithstanding the foregoing, with respect to determinations of Normal Retirement Allowances made prior to December 31, 2018, a subsequent decrease in the amount of the Normal Retirement Allowance attributable to a change in the Participant’s Final Average Compensation following any prior determination of the Participant's Normal Retirement Allowance will not, by itself, cause a decrease in the amount of the Participant's Normal Retirement Allowance. In such a case, the previously determined Normal Retirement Allowance amount will remain in effect, as previously determined, unless and until a subsequent annual determination of the Normal Retirement Allowance produces a greater amount.

4.3    Amount of Early Retirement Allowance.

(a)    Prior to December 31, 2018, the annual Early Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(b) shall be equal to the Normal Retirement Allowance determined in accordance with Subsection 4.2 except that the portion of the formula described in Section 4.2(a)(1) or 4.2(b)(1), as applicable, shall be based on the Participant’s Final Average Compensation and Creditable Service at the date of retirement and reduced so that it is the Actuarial Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age.

(b)    Effective December 31, 2018, the annual Early Retirement Allowance under the SERP for eligible Participants shall be equal to the Normal Retirement Allowance determined in accordance with Subsection 4.2 and then reduced so that it is the Actuarial

Exhibit 10.6

Equivalent of the allowance that would be payable had the Participant retired at Normal Retirement Age.

4.4    Amount of Disability Retirement Allowance. The annual Disability Retirement Allowance under the SERP for eligible Participants shall be equal to the sum of the amount described in Sections 4.2(a)(2) and 4.2(a)(3) or Sections 4.2(b)(2) and 4.2(b)(3), as applicable. Notwithstanding the foregoing, an Active Participant who first commenced, or an Inactive Participant who recommenced, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014 shall not be eligible for a Disability Retirement Allowance. Effective December 31, 2018, Participants retiring on and after such date shall no longer be eligible for a Disability Retirement Allowance.

4.5    FICA Payments. If and when a Participant’s SERP retirement benefits first become Nonforfeitable pursuant to Section 4.1, the Participant shall be paid a cash amount, determined by the Plan Administrator, equal to the sum of (a) the additional taxes under Section 3101 of the Code arising as a result of the vesting event, plus (b) the additional amount that would be necessary to provide the amount determined under the foregoing Clause (a) net of all income and payroll taxes, including the income and payroll taxes payable with respect to the additional amount determined pursuant to this Clause (b). In its sole discretion, the Plan Administrator may apply all or any portion of the cash payment provided for under this Section 4.5 to the Participant’s tax withholding obligations. Any cash payment that becomes due pursuant to this Section 4.5 shall be made by March 15th of the calendar year following the calendar year the SERP retirement benefits first become Nonforfeitable.

4.6    Restoration of Retired Participants to Service. Anything contained in this Plan to the contrary notwithstanding, if a Participant who has received or is receiving a Normal, Early or Disability Retirement Allowance again becomes an employee of the Company or any Affiliate, any retirement allowance payable under this Plan shall continue. On subsequent retirement, the retirement allowance payable to such Participant shall not be subject to any adjustment.

4.7    Suspension of Certain Benefits. Notwithstanding any other provision of the Plan to the contrary, any payment of benefits due to, or on behalf of, a Participant who is a Specified Employee during the six-month period immediately following his or her Separation from Service shall be suspended and such suspended amounts shall be paid within fifteen (15) business days after the expiration of such six-month period.”

8.    By deleting Section 6 in its entirety and by substituting therefor the following:

“SECTION 6
LIFE INSURANCE PREMIUM PAYMENTS

6.1    Amount of LIP Benefit.

(a)    Prior to December 31, 2018, the LIP benefit is an annual amount payable during the period that the Participant is an eligible Active Participant pursuant to Section 3.2 and is equal to the sum of (i) the amount of the annual premium due under the policy described in Section 3.2, reduced by the portion of such annual premium payable by the Participant as and to the extent determined by the Plan Administrator, plus (ii) the amount determined under Clause (i) multiplied by the tax withholding rate for supplemental wages applicable to the Participant and increased by an amount to place the Participant in the same after-tax position that the Participant would have been in had the Participant not received the amount described in this Clause (ii). The face amount of the death benefit under the policy shall depend upon

Exhibit 10.6

the type of policy designated by the Plan Administrator pursuant to Section 3.2 for the Participant. The Plan Administrator may adjust the death benefit face amount from time to time in its discretion.

(b)    Effective December 31, 2018, the LIP benefit is an annual amount payable during the period that a Participant remains in the continuous employ of the Company from and after December 31, 2018 and is equal to the sum of: (i) the amount of the annual premium due under the policy described in Section 3.2, reduced by the portion of such annual premium payable by the Participant as and to the extent determined by the Plan Administrator, plus (ii) the amount determined under Clause (i) multiplied by the tax withholding rate for supplemental wages applicable to the Participant and increased by an amount to place the Participant in the same after-tax position that the Participant would have been in had the Participant not received the amount described in this Clause (ii). The face amount of the death benefit under the policy shall depend upon the type of policy designated by the Plan Administrator pursuant to Section 3.2 for the Participant. The Plan Administrator may adjust the death benefit face amount from time to time in its discretion.

6.2    Payment of LIP Benefit. The amount of the LIP benefit shall be paid in cash or cash equivalents to the otherwise eligible Participant; provided, however, that the Plan Administrator, in its sole discretion, may pay a portion of the LIP benefit directly to the insurer that issued the policy described in Section 3.2.

(a)    Prior to December 31, 2018, a Participant’s status as an Active Participant must remain continuously in effect from the date of his or her initial commencement of participation in the Plan through the applicable policy anniversary date in order to qualify for that annual LIP benefit; provided, however, that the Plan Administrator, in its sole discretion, may elect to pay an additional annual LIP benefit on behalf of a Participant who has a Nonforfeitable right to SERP benefits as of his or her Separation from Service if such Separation from Service occurs prior to the applicable policy anniversary date for that year.

(b)    Effective December 31, 2018, a Participant’s status as an Employee must remain continuously in effect from the date of his or her initial commencement of participation in the Plan through the applicable policy anniversary date in order to qualify for that annual LIP benefit; provided, however, that the Plan Administrator, in its sole discretion, may elect to pay an additional annual LIP benefit on behalf of a Participant as of his or her Separation from Service if such Separation from Service occurs prior to the applicable policy anniversary date for that year.

Any LIP benefit will be paid within ninety (90) days following the applicable policy anniversary date.

6.3    Forfeiture of SERP Retirement Benefits. Notwithstanding any other provision of this Plan to the contrary, if a Participant otherwise eligible for LIP benefits under Section 3.2 forfeits the right to the continuation of LIP benefits pursuant to either Section 3.4(a)(2) or (3), the Participant shall also forfeit that portion of his or her SERP retirement benefits that would otherwise be payable pursuant to Sections 4.2(a)(2) and (3) or Sections 4.2(b)(2) and (3), as and to the extent applicable, whether in the form of a Normal, Early or Disability Retirement Allowance.”

Exhibit 10.6

9.    By deleting Section 9.5 in its entirety and by substituting therefor the following:

“9.5    Effect of a Change of Control. Notwithstanding Section 3.4 to the contrary, each Participant who is otherwise eligible for a LIP benefit under Section 3.2 immediately prior to the effective date of a Change of Control shall continue to receive the LIP benefit contemplated by Section 6 until the earlier of the Participant’s attainment of age 62 or Separation from Service, regardless of any subsequent termination of the Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written

TYSON FOODS, INC.

By:     /s/ Mary Oleksiuk

Title:     Executive Vice President and Chief Human Resources Officer